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                                                                      EXHIBIT 16

                           SCHEDULE FOR COMPUTATIONS
                           OF PERFORMANCE QUOTATIONS


FOR THE ONE YEAR PERIOD ENDED NOVEMBER 30, 1996

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) - 1

     Total return = 20.9%

             20.9% = ($17,358/$14,359) - 1

FOR THE PERIOD FROM JANUARY 3, 1994 (COMMENCEMENT OF OPERATIONS) TO NOVEMBER 30, 1996

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) - 1

     Cumulative total return = 73.6%

             73.6% = ($17,358/$10,000) - 1

                                                       1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT    - 1

     Total return = 20.9%

                                      1/2.9
             20.9% = ($17,358/$10,000)      - 1























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